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                                                                    Exhibit 4.5



                                                                EXECUTION COPY







                       NOTES REGISTRATION RIGHTS AGREEMENT




                          Dated as of December 11, 1998




                                  by and among




                               NATIONSRENT, INC.,
               THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

                                       and

                            BEAR, STEARNS & CO. INC.
                      NATIONSBANC MONTGOMERY SECURITIES LLC
                           BT ALEX. BROWN INCORPORATED
                       BANCBOSTON ROBERTSON STEPHENS INC.








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                       NOTES REGISTRATION RIGHTS AGREEMENT

                  THIS NOTES REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of December 11, 1998, among NationsRent, Inc., a Delaware corporation (the "COMPANY"), the guarantors named on the signature pages hereto (each, a "GUARANTOR") and Bear, Stearns & Co. Inc., NationsBanc Montgomery Securities LLC, BT Alex. Brown Incorporated and BancBoston Robertson Stephens Inc. (collectively, the "INITIAL PURCHASERS").

                  This Agreement is made pursuant to the Purchase Agreement dated December 8, 1998 among the Company, the Guarantors and the Initial Purchasers (the "PURCHASE AGREEMENT"), which provides for, in relevant part, the sale by the Company to the Initial Purchasers of $175,000,000 aggregate principal amount of the Company's 103/8% Senior Subordinated Notes due 2008 (collectively with the Guarantees referred to below, the "NOTES"), which will be guaranteed (the "GUARANTEES") on a senior subordinated basis by the Guarantors. In order to induce the Initial Purchasers to enter into the Purchase Agreement, each of the Company and the Guarantors has agreed to provide to the Initial Purchasers and their direct and indirect transferees and assigns the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

                  In consideration of the foregoing, the parties hereto agree as follows:

1.       DEFINITIONS.

                  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

                  "Additional Interest" shall have the meaning set forth in
Section 3(a) of this Agreement.

                  "Application" shall have the meaning set forth in Section 6(a)(i) of this Agreement.

                  "Business Day" shall mean a day other than Saturday or Sunday or a day on which banking institutions located in New York City or in the place where the Company maintains its principal office are authorized or obligated by law, regulation or executive order to be closed.




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                  "Closing Date" shall mean the Closing Date as defined in the
Purchase Agreement.

                  "Company" shall have the meaning set forth in the preamble of this Agreement and also includes the Company's successors.

                  "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company, PROVIDED, HOWEVER, that any such depositary must have an address in the Borough of Manhattan, in the City of New York.

                  "Effectiveness Date" shall have the meaning set forth in
Section 2(a) of this Agreement.

                  "Effectiveness Deadline" shall mean the Effectiveness Date or the Shelf Effectiveness Date, as applicable.

                  "Exchange Notes" shall mean 10 3/8% Senior Subordinated Notes due 2008 issued by the Company, together with the guarantees issued by the Guarantors (including any future subsidiaries of the Company which shall have become a "Guarantor" pursuant to the terms of the Indenture), under the Indenture containing terms identical in all respects to the Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from the Closing Date, (ii) the transfer restrictions thereon shall be eliminated and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) to be offered to Holders of Notes in exchange for Exchange Notes pursuant to the Notes Exchange Offer.

                  "Filing Date" shall have the meaning set forth in Section 2(a) of this Agreement.

                  "Filing Deadline" shall mean the Filing Date or the Shelf Filing Date, as applicable.

                  "Guarantees" shall have the meaning set forth in the preamble of this Agreement.

                  "Guarantor" shall have the meaning set forth in the preamble of this Agreement and also includes any such Guarantor's successor.

                  "Holders" shall mean the Initial Purchasers, for so long as they own any Registrable Notes, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture.

                  "Indenture" shall mean the Indenture relating to the Notes dated as of December 11, 1998 among the Company, the Guarantors and The Bank of New York, as trustee, as the same may be amended from time to time in accordance with the terms thereof.



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                  "Initial Purchasers" shall have the meaning set forth in the preamble of this Agreement.

                  "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Notes; PROVIDED that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any Guarantor or any of their affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent holders of Registrable Notes if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Notes) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Notes" shall have the meaning set forth in the preamble of this Agreement.

                  "Notes Exchange Offer" shall mean the exchange offer by the Company of Registrable Notes for Exchange Notes pursuant to Section 2(a) hereof.

                  "Notes Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

                  "Notes Exchange Offer Registration Statement" shall mean an exchange offer registration statement of the Company and the Guarantors on SEC Form S-4 (or, if applicable, on another appropriate form) pursuant to the provisions of Section 2(a) hereof, and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Notes Participating Broker" shall have the meaning set forth in Section 4(f) of this Agreement.

                  "Notes Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Guarantors pursuant to the provisions of Section 2(b) of this Agreement which covers all of the then Registrable Notes on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.




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                  "Private Exchange" shall have the meaning set forth in Section
2(a) hereof.

                  "Private Exchange Notes" shall have the meaning set forth in
Section 2(a) hereof.

                  "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Notes Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning set forth in the preamble of this Agreement.

                  "Registrable Notes" shall mean the Notes and, if issued, the Private Exchange Notes; PROVIDED, HOWEVER, that the Notes or Private Exchange Notes, as the case may be, shall cease to be Registrable Notes when (i) a Registration Statement with respect to such Notes or Private Exchange Notes or the resale thereof shall have been declared effective under the 1933 Act and such Notes or Private Exchange Notes, as the case may be, shall have been disposed of pursuant to such Registration Statement, (ii) such Notes or Private Exchange Notes, as the case may be, shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Notes or Private Exchange Notes, as the case may be, shall have ceased to be outstanding, or (iv) with respect to the Notes, such Notes have been exchanged for Exchange Notes pursuant to a Notes Exchange Offer Registration Statement upon consummation of the Notes Exchange Offer.

                  "Registration Default" shall have the meaning set forth in
Section 3(a) of this Agreement.

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with state or other securities or blue sky qualification of any of the Exchange Notes or Registrable Notes), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, certificates representing the Exchange Notes and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees,
(v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Notes on any securities exchange or exchanges, (vi) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vii) the reasonable fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Notes Shelf Registration Statement, the



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reasonable fees and disbursements (including the expenses of preparing and distributing any underwriting or securities sales agreement) of one counsel (in addition to appropriate local counsel, if any) for the Holders (which counsel shall be selected in writing by the Majority Holders), (viii) the fees and expenses of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (ix) the fees and expenses of a "qualified independent underwriter" as defined by Conduct Rule 2720 of the NASD (if required by the NASD rules) in connection with the offering of the Registrable Notes, (x) the fees and expenses of the Trustee, including its counsel, and any escrow agent or custodian and (xi) any reasonable fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Company or the Guarantors in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

                  "Registration Statement" shall mean any registration statement of the Company and the Guarantors which covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Shelf Effectiveness Date" shall have the meaning set forth in
Section 2(b) of this Agreement.

                  "Shelf Filing Date" shall have the meaning set forth in
Section 2(b) of this Agreement.

                  "Shelf Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(b) hereof.

                  "Trustee" shall mean the trustee with respect to the Notes under the Indenture.

2.       REGISTRATION UNDER THE 1933 ACT.

         (a)      NOTES EXCHANGE OFFER REGISTRATION.

                  To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company and the Guarantors shall (A) file on or prior to the 90th calendar day following the Closing Date (the "Filing Date") one (but not more than one) Notes Exchange Offer Registration Statement covering the offer by the Company and the Guarantors to the Holders to exchange all of the Registrable Notes for Exchange Notes, (B) use their best efforts to cause such Notes Exchange Offer Registration Statement to be declared effective by



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the SEC on or prior to the 150th calendar day following the Closing Date (the
"Effectiveness Date"), (C) use their best efforts to cause such Notes Exchange Offer Registration Statement to remain effective until the closing of the Notes Exchange Offer and (D) use their best efforts to consummate the Notes Exchange Offer on or prior to the 30th calendar day following the date on which the Notes Exchange Offer Registration Statement is declared effective by the SEC. The Exchange Notes will be issued under the Indenture. The Notes Exchange Offer will comply with applicable federal and state securities laws.

                  Upon the effectiveness of the Notes Exchange Offer Registration Statement, the Company and the Guarantors shall promptly commence the Notes Exchange Offer, it being the objective of such Notes Exchange Offer to enable each Holder (other than a Notes Participating Broker), eligible and electing to exchange Registrable Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Company or any Guarantor within the meaning of Rule 405 under the 1933 Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements or understandings with any Person to participate in the Notes Exchange Offer for the purpose of distributing the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

         In connection with the Notes Exchange Offer, the Company shall:

                  (i) mail to each Holder a copy of the Prospectus forming part of the Notes Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (ii) keep the Notes Exchange Offer open for not less than 20 Business Days and not more than 45 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

                  (iii) use the services of the Depositary for the Notes Exchange Offer with respect to Notes evidenced by global certificates;

                  (iv) permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York City time, on the last business day on which the Notes Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange, and a statement that such Holder is withdrawing his election to have such Notes exchanged; and

                  (v) otherwise comply in all respects with all applicable laws relating to the Notes Exchange Offer.




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                  If, prior to consummation of the Exchange Offer, the Initial
Purchasers hold any Notes acquired by them and having the status of an unsold allotment in the initial distribution, the Company upon the request of the Initial Purchasers shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to the Initial Purchasers in exchange (the "PRIVATE EXCHANGE") for Notes held by the Initial Purchasers a like principal amount of debt securities of the Company that are identical (except that such securities shall bear appropriate transfer restrictions) to the Exchange Notes (the "PRIVATE EXCHANGE NOTES") and are issued pursuant to the Indenture. The Private Exchange Notes shall be of the same series and bear the same CUSIP number as the Exchange Notes.

                  As soon as practicable after the close of the Notes Exchange Offer or the Private Exchange, as the case may be, the Company shall:

                  (i) accept for exchange Registrable Notes duly tendered and not validly withdrawn pursuant to the Notes Exchange Offer in accordance with the terms of the Notes Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

                  (ii) accept for exchange all Registrable Notes or portions thereof duly tendered pursuant to the Private Exchange;

                  (iii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes so accepted for exchange by the Company; and

                  (iv) cause the Trustee promptly to authenticate and deliver Exchange Notes or Private Exchange Notes, as the case may be, to each Holder of Registrable Notes equal in amount to the Registrable Notes of such Holder so accepted for exchange.

                  Interest on each Exchange Note will accrue (1) from the later of (y) the last interest payment date on which interest was paid on the Registrable Note surrendered in exchange therefor and (z) if the Registrable
Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or, (2) if no interest has been paid on the Registrable Notes, from the Closing Date.

                  The Notes Exchange Offer shall not be subject to any conditions, other than that the Notes Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC. Each Holder of Registrable Notes (other than a Notes Participating Broker) who wishes to exchange such Registrable Notes for Exchange Notes in the Notes Exchange Offer shall have represented that (i) any Exchange Notes to be received by it were acquired in the ordinary course of business, (ii) at the time of the commencement of the Notes Exchange Offer it had no arrangement or understanding with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Notes, (iii) it is not an "affiliate" (as defined in Rule 405 under the 1933



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Act) of the Company or any of the Guarantors, or if it is an affiliate it will comply with the registration and prospectus delivery requirements of the 1933 Act to the extent applicable and (iv) it is not acting on behalf of any Person who could not make the representations in clauses (i) through (iii) above. Each Holder of Registrable Notes that is a Notes Participating Broker who wishes to exchange such Registrable Notes for Exchange Notes in the Notes Exchange Offer shall have represented that it will deliver a Prospectus in connection with any resale of such Exchange Notes. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Notes Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Notes Exchange Offer after the Notes Exchange Offer Registration Statement has been filed with the SEC.

         (b)      SHELF REGISTRATION.

                  If (i) because of any change in law or currently prevailing interpretations thereof by the staff of the SEC, the Company and the Guarantors are not permitted to effect the Notes Exchange Offer as contemplated by Section 2(a) hereof, (ii) the Exchange Offer is not consummated within 180 days of the Closing Date, (iii) any holder of Registrable Notes notifies the Company prior to the 20th day following consummation of the Exchange Offer that (a) it is prohibited by law or SEC policy from participating in the Exchange Offer, (b) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Notes Exchange Offer Registration Statement is not appropriate or available for such resales or (c) it is a broker-dealer and owns Notes acquired directly from the Company or any Guarantor or an affiliate of the Company or any Guarantor, or
(iv) the Holder of Private Exchange Notes so requests, then the Company and the Guarantors shall promptly deliver written notice of such event to the Holders and the Trustee and shall at the Company's expense:

                           (A) as promptly as practicable, and in any event within 90 days after the date of the earliest to occur of the events in clauses (i), (ii), (iii) or (iv) above in this paragraph (b) (the "Shelf Filing Date"), file with the SEC a Notes Shelf Registration Statement relating to the offer and sale of the then outstanding Registrable Notes by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Notes and set forth in such Notes Shelf Registration Statement, and use their best efforts to cause such Notes Shelf Registration Statement to be declared effective by the SEC on or prior to 60 days after the date on which such filing occurs (the "Shelf Effectiveness Date"). In the event that the Company and the Guarantors are required to file a Notes Shelf Registration Statement upon the request of any Holder (other than an Initial Purchaser) not eligible to participate in the Notes Exchange Offer pursuant to clause (iii) above or upon the request of any Holder of Private Exchange Notes pursuant to clause (iv) above, the Company and the Guarantors shall file and have declared effective by the SEC both a Notes Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Notes and a Notes Shelf Registration Statement (which may be a combined Registration Statement




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         with the Notes Exchange Offer Registration Statement) with respect to offers and sales of Registrable Notes held by such Holder or such Initial Purchaser after completion of the Notes Exchange Offer;

                           (B) use their best efforts to keep the Notes Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years after the Closing Date (or such shorter period which will terminate when all of the Registrable Notes covered by the Notes Shelf Registration Statement have been sold pursuant to the Notes Shelf Registration Statement; and

                           (C) notwithstanding any other provisions hereof, use their best efforts to ensure that (i) any Notes Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Notes Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Notes Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

                  The Company and the Guarantors further agree, if necessary, to supplement or amend the Notes Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders provided by or on behalf of the Holders and otherwise as required by
Section 4(b) hereof, to use all reasonable efforts to cause any such amendment to become effective and such Notes Shelf Registration Statement to become usable as soon as practicable thereafter, and to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

         (c)      EXPENSES.

                  The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and 2(b) hereof. Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions (prior to the reduction thereof with respect to selling concessions, if any) and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Notes Shelf Registration Statement.




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         (d)      EFFECTIVE REGISTRATION STATEMENT.

                  (i) The Company and the Guarantors will be deemed not to have used their best efforts to cause a Registration Statement to become, or to remain, effective during the requisite period if any of them voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Notes covered thereby not being able to exchange or offer and sell such Registrable Notes during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company and the Guarantors in good faith and for valid business reasons (but not including avoidance of the Company's and the Guarantors' obligations hereunder), including without limitation a material corporate transaction, so long as the Company and the Guarantors promptly comply with the requirements of Section 4(k) hereof, if applicable.

                  (ii) A Notes Exchange Offer Registration Statement pursuant to
         Section 2(a) hereof or a Notes Shelf Registration Statement pursuant to
         Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; PROVIDED, HOWEVER, that if, after it has been declared effective, the offering of Registrable Notes pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Notes pursuant to such Registration Statement may legally resume.

         3.       ADDITIONAL INTEREST.

                  (a)      LIQUIDATED DAMAGES.

                  The Company, the Guarantors and the Initial Purchasers agree that the Holders of Registrable Notes will suffer damages if the Company and the Guarantors fail to fulfill their respective obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company and the Guarantors hereby, jointly and severally, agree to pay, as liquidated damages, additional interest on the Registrable Notes ("ADDITIONAL INTEREST") under the circumstances (each, a "REGISTRATION DEFAULT") and to the extent set forth below (without duplication):

                  (i) if (A) the Notes Exchange Offer Registration Statement is not filed with the SEC pursuant to Section 2(a) hereof within 90 calendar days after the Closing Date or (B) notwithstanding that the Company and the Guarantors filed the Notes Exchange Offer Registration Statement on or prior to the Filing Date, the Company and the Guarantors are required, pursuant to Section 2(b) hereof, to file a Notes Shelf Registration Statement and such Notes Shelf Registration Statement is not filed with the SEC on or prior to the date required by
         Section 2(b) hereof, then commencing on the day after either such Filing Deadline, Additional Interest shall accrue on the principal amount of the Registrable



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



         Notes at a rate of 0.25% per annum, for the first 90 days immediately following such Filing Deadline, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

                  (ii) if (A) the Notes Exchange Offer Registration Statement is not declared effective by the SEC on or prior to 150 calendar days after the Closing Date or (B) notwithstanding that the Notes Exchange Offer Registration Statement was declared effective on or prior to the Effectiveness Date, the Company and the Guarantors are required to file a Notes Shelf Registration Statement and such Notes Shelf Registration Statement is not declared effective by the SEC on or prior to the 60th day following the date such Notes Shelf Registration Statement was filed, then, commencing on the day after either such Effectiveness Deadline, Additional Interest shall accrue on the principal amount of the Registrable Notes at a rate of 0.25% per annum for the first 90 days immediately following such Effectiveness Deadline, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

                  (iii) If (A) the Company and the Guarantors have not exchanged Exchange Notes for all Registrable Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 30th calendar day after the date on which the Notes Exchange Offer Registration Statement was declared effective or (B) if applicable, the Notes Shelf Registration Statement filed pursuant to Section 2(b) hereof has been declared effective and at any time prior to the second anniversary of the Closing Date (other than after such time as all Notes have been sold thereunder), such Registration Statement ceases to be effective or fails to be useful for its intended purpose without being succeeded immediately by a post-effective Registration Statement that cures such failure and that is itself declared effective within five Business Days, then Additional Interest shall accrue on the principal amount of the Registrable Notes at a rate of 0.25% per annum for the first 90 days commencing on (x) the 31st day after such effective date, in the case of (A) above, or (y) the day such Notes Shelf Registration Statement ceases to be effective in the case of (B) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

PROVIDED, HOWEVER, that the Additional Interest rate on the Registrable Notes may not exceed in the aggregate 2.0% per annum; and provided, further, that the Company and the Guarantors shall in no event be required to pay Additional Interest for more than one Registration Default at any given time; and PROVIDED, FURTHER, that (1) upon the filing of the Notes Exchange Offer Registration Statement or a Notes Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Notes Exchange Offer Registration Statement or the Notes Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all Registrable Notes tendered (in the case of clause (iii) (A) above), or upon the effectiveness of the Notes Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii) (B) above), Additional Interest on the Registrable Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.




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         (b)      CALCULATION AND PAYMENT.

                  The Company and the Guarantors shall notify the Trustee within one Business Day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid pursuant to Section 3(a) hereof. Any amounts of Additional Interest due pursuant to Section 3(a)(i),
(a)(ii) or (a)(iii) will be payable to the Holders entitled thereto, commencing with the first such date occurring after any such Additional Interest commences to accrue, in the manner provided for the payment of interest in the Indenture on each interest payment date, as more fully set forth in the Indenture and the Notes or Private Exchange Notes, as the case may be. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year consisting of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed) and the denominator of which is 360. All obligations of the Company and the Guarantors pursuant to Section 3(a) hereof that are outstanding with respect to any Registrable Note at the time such security ceases to be a Registrable Note shall survive until such time as all such obligations with respect to such Note shall have been satisfied in full.

         (c)      SPECIFIC ENFORCEMENT.

                  Without limiting the remedies available to the Initial Purchasers and the Holders, each of the Company and the Guarantors acknowledges that any failure by each of the Company and the Guarantors to comply with its respective obligations under Sections 2(a) and 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2(a) and 2(b) hereof.

4.       REGISTRATION PROCEDURES.

         In connection with the obligations of the Company and the Guarantors with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company and the Guarantors shall:

         (a) prepare and file with the SEC a Registration Statement, within the time period specified in Section 2, on the appropriate form under the 1933 Act, which form shall (i) be selected by the Company, (ii) in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof, and (iii) comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use their best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

         (b) prepare and file with the SEC such amendments and post-effective amendments to (i) the Notes Exchange Offer Registration Statement as may be necessary under applicable law to keep such Notes Exchange Offer Registration Statement effective for the period required to comply with Section 2(a) (except to the extent the Company is unable to consummate the Notes Exchange Offer and the Company and the Guarantors comply with Section 2(b), subject in all respects to Section 4(f) hereof), and (ii) the Notes Shelf Registration Statement as may be necessary under applicable law to keep such Notes Shelf Registration Statement effective for the period required pursuant to Section 2(b) hereof; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act and the 1934 Act applicable to the Company and the Guarantors with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

         (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Notes, at least 15 days prior to filing, that a Notes Shelf Registration Statement with respect to the Registrable Notes is being filed and advising such Holders that the distribution of Registrable Notes will be made in accordance with the method elected by the Majority Holders; and (ii) furnish to each Holder of Registrable Notes, to counsel for the Initial Purchasers, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Notes; and (ii) subject to the last paragraph of Section 4 hereof, hereby consent to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto by each of the selling Holders of Registrable Notes in connection with the offering and sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto;

         (d) use its best efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Notes shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with the Holders in connection with any filings required to be made with the NASD, keep each such registration or qualification effective during the period such Registration Statement is required to be effective and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

         (e) in the case of a Shelf Registration, notify each Holder of Registrable Notes and counsel for such Holders promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company or a Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the receipt by the Company or a Guarantor of any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event known to the Company or a Guarantor or the discovery by the Company or a Guarantor of any facts during the period a Notes Shelf Registration Statement is effective which makes any statement made in such Notes Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Notes Shelf Registration Statement or Prospectus in order to make the statements therein not misleading and (vii) of any determination by the Company or a Guarantor that a post-effective amendment to a Registration Statement would be appropriate;

         (f) (A) in the case of the Notes Exchange Offer, (i) include in the Notes Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Notes Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Notes for Exchange Notes for the resale of such Exchange Notes, (ii) furnish to each broker-dealer who desires to participate in the Notes Exchange Offer, without charge, as many copies of each Prospectus included in the Notes Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request,
(iii) include in the Notes Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Notes acquired for its own account as a result of market-making activities or other trading activities (a "NOTES PARTICIPATING BROKER"), and who receives Exchange Notes for Registrable Notes pursuant to the Notes Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes, (iv) subject to the last paragraph of Section 4 hereof, hereby consent to the use of the Prospectus forming part of the Notes Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Notes Exchange Offer (x) the following provision:

                  If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Registrable Notes, it represents that the Registrable Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes pursuant to the Notes Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act;

and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in subclause (x) and by delivering a Prospectus in connection with the exchange of Registrable Notes, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

                  (B) to the extent any Notes Participating Broker participates in the Notes Exchange Offer, the Company and the Guarantors shall use their best efforts to cause to be delivered at the request of an entity representing the Notes Participating Brokers (which entity shall be one of the Initial Purchasers, unless it elects not to act as such representative) only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Notes Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below; and

                  (C) to the extent any Notes Participating Broker participates in the Notes Exchange Offer, the Company and the Guarantors shall use their best efforts to maintain the effectiveness of the Notes Exchange Offer Registration Statement for a period of 120 days following the closing of the Notes Exchange Offer; and

                  (D) the Company and the Guarantors shall not be required to amend or supplement the Prospectus contained in the Notes Exchange Offer Registration Statement as would otherwise be contemplated by Section 4(b), or take any other action as a result of this Section 4(f), for a period exceeding 120 days after the last date for which exchanges are accepted pursuant to the Notes Exchange Offer (as such period may be extended by the Company) and Notes Participating Brokers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 4;

         (g) (A) in the case of a Notes Exchange Offer, furnish to counsel for the Initial Purchasers and (B) in the case of a Shelf Registration, furnish to counsel for the Holders of Registrable Notes copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

         (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

         (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

         (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends; and cause such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least one business day prior to the closing of any sale of Registrable Notes;

         (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 4(e)(vi) hereof, use their best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company and the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

         (l) obtain a CUSIP number for all Exchange Notes, or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Notes or the Registrable Notes, as the case may be, in a form eligible for deposit with the Depositary;

         (m) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes, or Registrable Notes, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use their best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

         (n) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions (including those reasonably requested by the Majority Holders) in order to expedite or facilitate the disposition of such Registrable Notes and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                  (i) make such representations and warranties to the Holders of such Registrable Notes and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

                  (ii) obtain opinions of counsel to the Company and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Notes being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings;

                  (iii) obtain "cold comfort" letters and updates thereof from the Company's and the Guarantors' independent certified public accountants addressed to the underwriters, if any, and use their best efforts to have such letters addressed to the selling Holders of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

                  (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Notes, which agreement shall be in form, substance and scope customary for similar offerings; and

                  (v) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings.

The above shall be done (i) with the exception of clause (n)(ii) above, at the effectiveness of such Notes Shelf Registration Statement (and, if appropriate, each post-effective amendment thereto) and (ii) at each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company shall provide written notice to the Holders of all Registrable Notes of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

         (o) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Notes and any underwriters participating in any disposition pursuant to a Notes Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, at reasonable times and in a reasonable manner, all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors reasonably requested by any such Persons, and cause the respective officers, directors, employees, and any other agents of the Company and the Guarantors, as applicable, to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with such Notes Shelf Registration Statement; PROVIDED, HOWEVER, that such Persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of such Notes Shelf Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person or (iv) such information becomes available to such Person from a source other than the Company and the Guarantors and such source is not bound by a confidentiality agreement; PROVIDED, FURTHER, that the foregoing investigation shall be coordinated on behalf of the Holders by one representative designated by and on behalf of such Holders and any such confidential information shall be available from such representative to such Holders so long as any Holder agrees to be bound by such confidentiality agreement;

         (p) (i) a reasonable time prior to the filing of any Notes Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to a Notes Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchasers, and make such changes in any such document prior to the filing thereof as any of the Initial Purchasers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Notes Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Notes Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Notes, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Notes, if any, and make such changes in any such document prior to the filing thereof as the Holders of Registrable Notes, the Initial Purchasers on behalf of such Holders, their counsel and any underwriter may reasonably request; and (iii) cause the representatives of the Company and the Guarantors to be available for discussion of such document as shall be reasonably requested by the Holders of Registrable Notes, the Initial Purchasers on behalf of such Holders or any underwriter and shall not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object, each of which actions in this clause (iii) by the Holders shall be coordinated by one representative for all the Holders at reasonable times and in a reasonable manner;

         (q) in the case of a Shelf Registration, use their best efforts to cause all Registrable Notes to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any;

         (r) in the case of a Shelf Registration, unless the rating in effect for the Notes applies to the Exchange Notes and the Notes to be sold pursuant to a Shelf Registration, use their best efforts to cause the Registrable Notes to be rated with the appropriate rating agencies, if so requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any, unless the Registrable Notes are already so rated;

         (s) otherwise use their best efforts to comply with all applicable rules and regulations of the SEC and make available to their security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

         (t) cooperate and assist in any filings required to be made with the NASD.

         In the case of a Notes Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Notes to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Notes and make such representations, in each case, as the Company may from time to time reasonably request in writing.

         In the case of a Notes Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 4(e)(ii)-(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 4(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice. If the Company and the Guarantors shall give any such notice to suspend the disposition of Registrable Notes pursuant to a Notes Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 4(e)(vi) hereof, the Company and the Guarantors shall be deemed to have used their best efforts to keep the Notes Shelf Registration Statement effective during such period of suspension; PROVIDED that the Company and the Guarantors shall use their best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Notes Shelf Registration Statement and shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

5.       UNDERWRITTEN REGISTRATIONS.

         If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Notes included in such offering and shall be reasonably acceptable to the Company.

         No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

6.       INDEMNIFICATION AND CONTRIBUTION.

         (a) Each of the Company and the Guarantors agrees to indemnify and hold harmless each Holder and each Person, if any, who controls any Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which such Holder or such controlling Person may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any Registration Statement or Prospectus or any amendments or supplements thereto or (B) any application or other document, or any amendments or supplements thereto, executed by the Company or any Guarantor or based upon written information furnished by or on behalf of the Company or any Guarantor filed in any jurisdiction in order to qualify the Registrable Notes or Exchange Notes, as the case may be, under the securities or blue sky laws thereof or filed with the SEC or any securities association or securities exchange (each, an "APPLICATION") or

                  (ii) the omission or alleged omission to state in any Registration Statement or Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, each Holder and each such controlling Person for any legal or other expenses reasonably incurred by such Holder or such controlling Person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that neither the Company nor any Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission (i) made in any Registration Statement or Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information relating to any Holder furnished to the Company by any Holder specifically for use therein or (ii) contained in the Preliminary Offering Memorandum and such untrue statement or alleged untrue statement or omission or alleged omission was corrected in the Offering Memorandum. This indemnity agreement will be in addition to any liability which the Company or any Guarantor may otherwise have. Neither the Company nor any Guarantor will, without the prior written consent of each Holder, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Holder or any Person who controls any such Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of such Holder and such controlling Persons from all liability arising out of such claim, action, suit or proceeding.

         (b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless each of the Company and the Guarantors, each of their respective directors, and each Person, if any, who controls the Company or a Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any losses, claims, damages or liabilities to which the Company, the Guarantor or any such director or controlling Person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus or any amendment or supplement thereto or any Application or (ii) the omission or alleged omission to state therein a material fact required to be stated in any Registration Statement or Prospectus or any amendment or supplement thereto, or any Application or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to any Holder furnished to the Company by such Holder specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company, any Guarantor or any such director or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof; PROVIDED, HOWEVER, that in no case shall a Holder be liable or responsible for any amount in excess of the proceeds received by such Holder from sales of the Registrable Notes or Exchange Notes, as the case may be, giving rise to such obligation. This indemnity agreement will be in addition to any liability which such Holder may otherwise have. The Holders will not, without the prior written consent of the Company and the applicable Guarantor, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceedings in respect of which indemnification may be sought hereunder (whether or not the Company, the Guarantor or any person who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of the Company, such Guarantor and such controlling Persons from all liability arising out of such claim, action, suit or proceeding.

         (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel approved by such indemnified party (which approval will not be unreasonably withheld); PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action (which approval will not be unreasonably withheld), the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel for all indemnified parties (in addition to local counsel, if any) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by such Holder in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel a proved by the indemnified party (which approval will not be unreasonably withheld) or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of the indemnifying party.

         (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 6 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Registrable Notes or Exchange Notes, as the case may be, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and such Holder, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by such Holder. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or a Guarantor or such Holder, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Guarantors, on the one hand, and each Holder, on the other hand, agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Holder shall be obligated to make contributions hereunder that in the aggregate exceed the total proceeds received by such Holder from sales of Registrable Notes or Exchange Notes, as the case may be, giving rise to such obligation, less the aggregate amount of any damages that such Holder has otherwise been required to pay in respect of the same or any substantially similar claim, and no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each Person, if any, who controls a Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Holder, and each director of the Company or any of the Guarantors and each Person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Company and the Guarantors.

         (e) The parties to this Agreement hereby acknowledge that they are sophisticated business Persons who were represented by counsel during the negotiations regarding the provisions of this Agreement, including, without limitation, the provisions of this Section 6, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 6 fairly allocate the risks in light of the ability of the parties to investigate each of the Company and the Guarantors and their respective businesses in order to assure that adequate disclosure is made in the Offering Memorandum as required by the 1933 Act.

7.       MISCELLANEOUS.

         (a) RULE 144 AND RULE 144A. For so long as the Company and, if applicable, each Guarantor, is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company and, if applicable, each Guarantor, covenants that it will file the reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Notes (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Notes may reasonably request, and (iii) take such further action as is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Notes without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Notes, the Company and each Guarantor will deliver to such Holder a written statement as to whether it has complied with such requirements.

         (b) NO INCONSISTENT AGREEMENTS. Neither the Company nor any of the Guarantors has entered into nor will the Company or any of the Guarantors on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

         (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification supplement, waiver or departure; PROVIDED, HOWEVER, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 6 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder.

         (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder (other than an Initial Purchaser), at the most current address set forth on the records of the Registrar under the Indenture, (ii) if to an Initial Purchaser, at the most current address given by such Initial Purchaser to the Company by means of a notice given in accordance with the provisions of this Section 7(d), which address initially is the address set forth in the Purchase Agreement; and (iii) if to the Company or any Guarantor, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

         (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; PROVIDED that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (f) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

         (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              NATIONSRENT, INC.



                              By: /s/ Joseph H. Izhakoff
                                  ---------------------------------------------
                                  Name: Joseph H. Izhakoff
                                  Title: Vice President, Secretary and
                                         General Counsel


                              GUARANTORS:

                              A-ACTION RENTAL, INC. (doing business as
                                   A-ACTION RENTAL & SALES, INC.)
                              A TO Z RENTS IT, INC.
                              A TO Z RENTS IT, INC. #2
                              ACME RENTAL, INC.
                              CENTRAL ALABAMA RENTAL CENTER, INC.
                              GABRIEL TRAILER MANUFACTURING
                                   COMPANY, INC.
                              GOLD COAST AERIAL LIFT, INC.
                              HIGH REACH COMPANY, INC.
                              NATIONSRENT OF ALABAMA, INC.
                              NATIONSRENT OF CALIFORNIA, INC.
                              NATIONSRENT OF FLORIDA, INC.
                              NATIONSRENT OF GEORGIA, INC.
                              NATIONSRENT OF INDIANA, INC.
                              NATIONSRENT OF KENTUCKY, INC.
                              NATIONSRENT OF LOUISIANA, INC.
                              NATIONSRENT OF MICHIGAN, INC.
                              NATIONSRENT OF NEW HAMPSHIRE, INC.
                              NATIONSRENT OF OHIO, INC.
                              NATIONSRENT OF TENNESSEE, INC.
                              NATIONSRENT OF TEXAS, INC.
                              NATIONSRENT OF WEST VIRGINIA, INC.
                              NRI/LEC MERGER CORP., INC.
                              RAYMOND EQUIPMENT CO. (doing
                                   business as JOBS RENTAL)
                              SAM'S EQUIPMENT RENTAL, INC.   (a
                                   subsidiary of Gabriel Trailer Manufacturing
                                   Company, Inc.)
                              SOUTHEAST RENTAL & LEASING, INC.

                              TENNESSEE TOOL AND SUPPLY, INC.
                              THE BODE-FINN COMPANY
                              THE J. KELLY CO., INC.
                              TITAN RENTALS, INC.


                              Each by its authorized officer:


                              /s/ Kris E. Hansel
                              -------------------------------------------------
                              Name: Kris E. Hansel
                              Title: Vice President - Controller and
                                     Assistant Secretary

Confirmed and accepted as of
  the date first above written:



BEAR, STEARNS & CO. INC.



By: /s/ J. Andrew Bugas
    --------------------------------
    Name: J. Andrew Bugas
    Title: Senior Managing Director


NATIONSBANC MONTGOMERY
     SECURITIES LLC



By:
    --------------------------------
    Name:
    Title:



BT ALEX. BROWN



By:
    --------------------------------
    Name:
    Title:



BANCBOSTON ROBERTSON
     STEPHENS INC.




By:
    --------------------------------
    Name:
    Title:

Confirmed and accepted as of
  the date first above written:



BEAR, STEARNS & CO. INC.


By:
    --------------------------------
    Name:
    Title:


NATIONSBANC MONTGOMERY
     SECURITIES LLC


By: /s/ Gray Hampton
    --------------------------------
    Name: Gray Hampton
    Title: Managing Director



BT ALEX. BROWN


By:
    --------------------------------
    Name:
    Title:



BANCBOSTON ROBERTSON
     STEPHENS INC.


By:
    --------------------------------
    Name:
    Title:

Confirmed and accepted as of
  the date first above written:



BEAR, STEARNS & CO. INC.



By:
    --------------------------------
    Name:
    Title:


NATIONSBANC MONTGOMERY
     SECURITIES LLC



By:
    --------------------------------
    Name:
    Title:



BT ALEX. BROWN



By: /s/ David M. Gray
    --------------------------------
    Name: David M. Gray
    Title: Managing Director



BANCBOSTON ROBERTSON
     STEPHENS INC.




By:
    --------------------------------
    Name:
    Title:

Confirmed and accepted as of
  the date first above written:



BEAR, STEARNS & CO. INC.



By:
    --------------------------------
    Name:
    Title:


NATIONSBANC MONTGOMERY
     SECURITIES LLC



By:
    --------------------------------
    Name:
    Title:



BT ALEX. BROWN



By:
    --------------------------------
    Name:
    Title:



BANCBOSTON ROBERTSON
     STEPHENS INC.




By: /s/ David Vega
    --------------------------------
    Name: David Vega
    Title: Director